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                                                                     EXHIBIT 23b

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Verizon Communications Inc. on Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-48083; Form S-8, No. 33-10378; Form S-4, No. 333-11573;
Form S-8, No. 333-33747; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form
S-4, No. 333-76171, Form S-8, No. 333-75553; Form S-8, No. 333-81619; Form S-3,
No. 333-78121-01; Form S-8, No. 333-76171; Form S-8, No. 333-50146; Form S-8,
No. 333-53830; Form S-3, No. 333-67412; Form S-3, No. 333-73612; Form S-4, No.
333-82408; and Form S-8, No. 333-82690 of our report dated February 14, 2000, except as to the pooling-of-interests with GTE Corporation, which is as of June 30, 2000, on our audit of the consolidated financial statements and financial statement schedule of Verizon Communications Inc. and its subsidiaries for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 20, 2002